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EXHIBIT 10.01
                      MARKETING AND SERVICE AGREEMENT

THIS MARKETING AND SERVICE AGREEMENT (this "Agreement") is entered into effective as of the 1st day of November, 1999, by and between EZConnect, Inc., a Nevada corporation with its principle business located at 716 East 4500 South Suite N-142, Murray, Utah 84107 (the "Company"), Tavat.com, LLC ("Tavat") and Prudential California Realty, a California corporation with its principle offices located at 1901 Olympic Boulevard, Third Floor, Walnut Creek, California 94596 ("Prudential").

                               Premises

a) The Company has developed a proprietary process whereby it assist individuals in disconnecting and reconnecting utility and other services.

b) Prudential is an independently owned and operator of the Prudential Real Estate Affiliates, Inc. and is interested in providing marketing and other assistance to the Company.

c) The Company and Prudential agree that certain synergism exist in their organizations and that each can benefit by working together on a joint marketing plan. Accordingly, the parties wish to set forth in this Agreement the terms and conditions of their understandings

                              Agreement

Based on the forgoing premises, and for and in consideration of the mutual promises and covenants hereinafter set forth, the benefits to the parties to be derived therefrom and other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, it is agreed as follows:

1. Services. The Company hereby retains Prudential and Prudential hereby agrees to assist the Company in creating a co-branding and marketing program designed to introduce the Company's products and services to Prudential's real estate agents and to encourage those agents to market the Company's products to their clients. Prudential will also assist the Company with the introduction and eventual use of the Company's products and services by title companies, including but not limited to those title companies which are related to Prudential through common ownership. This marketing and co-branding will be performed first in the State of California and then on a national basis. Prudential will also assist the Company with integrating its web site with Prudential's web site.

2. Term. This Agreement shall remain in full force and effect from the date set forth above and terminate upon the completion of the Services.

3. Compensation. The Company shall pay, and Prudential and Tavat shall accept, for the Services performed (i) an option to purchase up to one hundred seventy thousand (170,000) shares of the Company's common stock, par value $0.001 per share (the "Common Stock") at any time within two years from the date of this Agreement at an exercise price of one dollar and forty seven cents ($1.47) per share, (ii) an option to purchase up to four hundred thirty three thousand (433,000) shares of Common Stock any time within two years from the date of this Agreement at an exercise price equal to the ten day average closing bid price for shares of Common Stock immediately prior to the date of this Agreement, and (iii) Prudential shall receive sixty percent (60%) of all transaction fees derived from use of the Company's system and products when used at Prudential or its related title company Orange Cost Title. The shares

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of Common Stock receivable on exercise of the above options shall carry standard "piggy back" registration rights. The exercise price for the option to purchase one hundred seventy thousand (170,000) shares will be reduced by five dollars ($5.00) per transaction for every client, entity or organization who uses the Company's system to change their utilities where such client was referred to the Company or used the Company's system set up through Prudential, its sister companies and any client obtained through the marketing efforts of Prudential.

4. Directorship. Ed Krafchow, the president of Prudential shall be appointed to the Company's board of directors to serve until the Company's next annual shareholder meeting and until his successor is duly elected and qualified.
Mr. Krafchow shall receive options to purchase up to fifty thousand (50,000) shares of Common Stock at an exercise price equal the ten day average closing bid price for shares of Common Stock immediately prior to the date of this agreement. The exercise period of the options shall be five years. Mr. Krafchow's options shall carry standard "piggy back" registration rights and if permitted be included in any registration statement on form S-8. Mr. Krafchow may assign his options to Tavat or any of his "estate and retirement planning vehicles."

5. Reimbursement for Costs. The Company and Prudential shall each pay their own expenses related to this Agreement.

6. Compliance with Securities Laws. The consummation of this Agreement and the transactions herein contemplated, including the sale of options and Common Stock (the "Securities") by the Company to Prudential as contemplated hereby, constitutes the offer and sale of securities under the Securities Act of 1933, as amended, and certain state statues. Such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which Prudential acquires such Securities. In connection with reliance upon exemptions from the registration and the prospectus delivery requirements for such transactions, Prudential shall provide the Company with such representations and assurances as the Company may reasonably request.
The parties shall cooperate and utilize their best efforts to document reliance on exemptions from registration under applicable federal and state securities laws. Prudential understands that the Securities have not been registered under the Securities Act and must be held indefinitely without any transfer, sale, or other disposition unless such shares are subsequently registered under the Securities Act or registration is not required under the Securities Act in reliance on an available exemption. The Securities to be acquired upon exercise of options by Prudential under the terms of this Agreement will be acquired for Prudential's own account, for investment, and not with the present intention of resale or distribution of all or any part of the Securities. Prudential agrees that it will refrain from transferring or otherwise disposing of any of the Securities, or any interest therein, in such manner as to violate the Securities Act or any applicable state securities law regulating the disposition thereof. Prudential is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act and has adequate means for providing for its current needs and possible personal contingencies and has no need now and anticipates no need in the foreseeable future to sell the Securities. Prudential understands that the Securities are being offered and sold in reliance on specific exemptions from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of Prudential's representations, warranties, agreements, and understandings set forth herein to determine Prudential's suitability to acquire the Securities.

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7.  Representation's of the Company.

a) Private Offering. The offer, offer for sale, and sale of the Securities have not been and will not be registered with the Securities and Exchange Commission (the "Commission"). The Securities shall be offered for sale and sold pursuant to the exemptions from the registration requirements of Section 5 of the Securities Act provided by Sections 3(b) and/or 4(2) thereof. The Company shall, insofar as its own actions are concerned, conduct the offer and sale in compliance with the requirements of Regulation D of the general rules and regulations under the Securities Act, and the Company will file appropriate notices of the offer and sale on Form D with the Securities and Exchange Commission.

b) Approval of Agreement. The Company has full corporate power, authority, and legal right and has taken, or will take, all action required by law, its articles of incorporation, bylaws, and otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated including the issuance of the options and underlying shares of Common Stock. The board of directors of the Company has authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby including the issuance of the Securities.

c) Legal Right. The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any statute (except federal and state securities laws, compliance with which is elsewhere provided for in particular detail), indenture, mortgage or other agreement or instrument to which the Company is a party or by which it is bound by any order, rule or regulation directed to the Company or its affiliates by any court or governmental agency or body having jurisdiction over them; and no other consent, approval, authorization or action is required for the consummation of the transactions herein contemplated other than such as have been obtained.

d) Organization. The Company has been duly organized and is now, and always during the period of the offer and sale will be, a validly existing corporation under the laws of the state of Nevada lawfully qualified to conduct the business for which it was organized and which it proposes to conduct.

8. Representations of Prudential. Prudential has full corporate power, authority, and legal right and has taken, or will take, all action required by law, its articles of incorporation, bylaws, and otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated.

9. Independent Contractor. Prudential is retained under the terms of this Agreement as an independent contractor and nothing herein shall be construed as creating an employer/employee relationship, partnership or joint venture between the parties. Prudential shall be solely liable for the payment of any taxes imposed or arising out of the payment of the compensation to it by the Company as set forth in this Agreement.

10.  Authority to Act.   Prudential shall not have the authority to act on
behalf of the Company or to enter into agreements on behalf of the Company.

11. Nondisclosure of Proprietary and Confidential Information. Recognizing that the Company is presently engaged, and may hereafter continue to be engaged, in the research and development of processes, the manufacturing of

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products or performance of services, which involve experimental and inventive work and that the success of the Company's business depends upon the protection of the processes, products and services by patent, copyright or by secrecy and that Prudential has had, or during the course of its engagement may have, access to Proprietary and Confidential Information, as herein defined, of the Company or other information and data of a secret or propriety nature of the Company which the Company wishes to keep confidential and Prudential has been furnished, or during the course of its engagement may be furnish, such information to the Company, Prudential agrees and acknowledges that:

a) The Company has exclusive property rights to all Proprietary and Confidential Information and Prudential hereby assigns all rights it might otherwise possess in any Proprietary and Confidential Information to the Company. Except as required in the performance of its duties to the Company, Prudential will not at any time during or after the term of its engagement, which term shall include any time in which Prudential may be retained by the Company as a consultant, directly or indirectly use, communicate, disclose or disseminate any Proprietary or Confidential Information of a secret, proprietary, confidential or generally undisclosed nature relating to the Company, its products, customers, processes and services, including information relating to testing, research, development, manufacturing, marketing and selling.

b) All documents, records, notebooks, notes, memoranda and similar repositories of, or containing, Proprietary and Confidential Information or any other information of a secret, proprietary, confidential or generally undisclosed nature relating to the Company or its operations and activities made or complied by Prudential at any time or made available to it prior to or during the term of its engagement by the Company, including any and all copies thereof, shall be the property of the Company, shall be held by it in trust solely for the benefit of the Company, and shall be delivered to the Company by it on the termination of its engagement or at any other time on the request of the Company.

c) Prudential will not assert any rights under any inventions, trademarks, copyrights, discoveries, concepts or ideas, or improvements thereof, or know-how related thereto, as having been made or acquired by it prior to it being engaged by the Company or during the term of its engagement if based on or otherwise related to Proprietary or Confidential Information.

12.  Assignment of Inventions.

a) All Inventions shall be the sole property of the Company, and Prudential agrees to perform the provisions of this Section 12 with respect thereto without the payment by the Company of any royalty or any consideration therefor other than the regular compensation paid to Prudential under this Agreement.

b) Prudential hereby assigns to the Company all of its rights to such Inventions, and to applications for United States and/or foreign letters patent or copyrights and to United States and/or foreign letters patent or copyrights granted upon such Inventions.

c) Prudential shall acknowledge and deliver promptly to the Company, without charge to the Company, but at its expense, such written instruments (including applications and assignments) and do such other acts, such as giving testimony in support of Prudential's inventorship, as may be necessary in the opinion of

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the Company to obtain, maintain, extend, reissue and enforce United States and/or foreign letters patent and copyrights relating to the Inventions and to vest the entire right and title thereto in the Company of its nominee. Prudential acknowledges and agrees that any copyright developed or conceived of, by Prudential during the term of its work for the Company which is related to the business of the Company shall be a "work for hire" under the copyright law of the United States and other applicable jurisdictions.

d) Prudential represents that its performance of all the terms of this Agreement and as a consultant to the Company does not and will not breach any trust prior to its this Agreement. Prudential agrees not to enter into any agreement either written or oral in conflict herewith and represents and agrees that it has not brought and will not bring with it to the Company or use in the performance of its responsibilities at the Company any materials or documents of a former Company which are not generally available to the public, unless it has obtained written authorization from the former Company for their possession and use, a copy of which has been provided to the Company.

The terms used above shall have the following meanings:

"Confidential Information" means information (i) disclosed to or known by Prudential as a consequence of or through its work with the Company, (ii) not generally known outside the Company, and (iii) which relates to the Company's business. Confidential Information includes, but is not limited to, information of a technical nature, such as methods and materials, trade secrets, inventions, processes, formulas, systems, computer programs, and studies, and information of a business nature such as project plans, market information, costs, customer lists, and so forth.

"Developments" means all Inventions, whether or not patentable, computer programs, copyright works, mask works, trademarks, Confidential Information, Works of Authorship, and other intellectual property, made, conceived or authored by Prudential, alone or jointly with others, while working for or with the Company; whether or not during normal business hours or on the Company's premises, that are within the present or reasonably contemplated scope of the Company's business at the time such Developments are made, conceived, or authored, or which result from or are suggested by any work Prudential or others may do for or on behalf of the Company;

"Invention" means discoveries, concepts, and ideas, whether or not patentable or copyrightable, including but not limited to improvements, know-how, data, processes, methods, formulae, and techniques, as well as improvements thereof, or know-how related thereto, concerning any past, present or prospective activities of the Company which Prudential makes, discovers or conceives (whether or not during the hours of his engagement of with the use of the Company's facilities, materials or personnel), either solely or jointly with others during its engagement by the Company or any affiliate and, if based on or related to Proprietary Information, at any time after termination of such engagement.

"Intellectual Property" means Inventions, Confidential Information, Works of Authorship, patent rights, trademark rights, service mark rights, copyrights, know-how, Developments and rights of like nature arising or subsisting anywhere in the world, in relation to all of the foregoing, whether registered or unregistered.

13. Shop Rights. The Company shall also have the royalty-free right to use in its business, and to make, use and sell products, processes and/or services

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derived from any inventions, discoveries, concepts and ideas, whether or not patentable, including but not limited to processes, methods, formulas and techniques, as well as improvements thereof or know-how related thereto, which are conceived of or made by Prudential during the period it is engaged by the Company or with the use or assistance of the Company's facilities, materials, or personnel.

14. Design Rights. Any design, name, mark or other tangible material in final form that is delivered or prepared by Prudential for the Company pursuant to this Agreement will become the exclusive property of the Company.

15.  Non-Compete.   Prudential hereby agrees that during the term of this
Agreement and for the period of two years from the termination thereof, that Prudential will not:

a) Within any jurisdiction or marketing area in the United States own, manage, operate, or control any business of the type and character engaged in and competitive with the Company or any subsidiary thereof;

b) Solicit any similar business to that of the Company's for, or sell any products that are in competition with the Company's products to, which is, as of the date hereof, a customer or client of the Company or any of its subsidiaries, or was such a customer or client thereof within two years prior to the date of this Agreement; or

c) Solicit the employment of, or hire, any full time employee employed by the Company or its subsidiaries as of the date of termination of this Agreement.

16. Admission of Prudential. By signing this Agreement, Prudential expressly recognizes and acknowledges:

a) Admission of Need. The Company has great need in protecting its proprietary interest in and goodwill associated with the business of the Company;

b)  Admission of Reasonableness.   The restrictive provisions contained herein
are reasonable and acceptable to Prudential, including those provisions relating to time and geographical coverage; and

17. Assignment. The Contractor may not assign the obligations set forth herein.

18. Entire Agreement. This Agreement is supersedes and supplants all prior agreements between the parties. This Agreement is the only agreement or understanding between the parties hereto with respect to the advice and services to be provided by Contractor to the Company. All negotiations, commitment, and understandings of both parties have been incorporated herein. This Agreement cannot be modified except by a written document signed by both parties to this Agreement.

19. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah and venue shall be in the State of Utah.

20. Attorneys' Fees. In the event that either party hereunder institutes any legal proceedings in connection with its rights or obligations under this Agreement, the prevailing party in such proceeding shall be entitled to recover from the other party, all costs incurred in connection with such proceeding, including reasonable attorneys' fees and costs .

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21.  Severability.  If, and to the extent that, any court of competent jurisdiction holds any provision of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

22. Waiver. No failure by any party to insist on the strict performance of any convenient, duty, agreement, or condition of this Agreement, or to exercise any right or remedy consequent on a breach thereof, shall constitute a waiver of any such breach or any other covenant, agreement, term, or condition.

23. Confidential Nature. This Agreement is confidential in nature and, accordingly, neither Prudential nor the Company or their officers, directors, employees and agents shall disclose its terms or conditions to any other parties unless required to do so pursuant to an order of a court or administrative body having proper jurisdiction over the parties and this Agreement. The parties may, however, agree on a mutually agreeable press release to discuss the new relationship.

                                        EZConnect, Inc.


                                        By: /s/ Frank Gillen, CFO

                                        Prudential California Realty

                                        By: /s/ Ed Krafchow, President